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                                                                   Exhibit 10.11

                                  IRU AGREEMENT

                  THIS IRU AGREEMENT (this "Agreement") is made as of the __ day of November, 1995, by and between IXC CARRIER, INC., a Nevada corporation ("IXC"), and WORLDCOM, INC., a Georgia corporation ("WorldCom").

                                   BACKGROUND

                  A. IXC has constructed or is planning to construct a fiber optic communication system (which shall include the Ft. Worth Spur described below) as set forth in Exhibit A attached hereto (the "IXC System").

                  B. WorldCom has constructed or is planning to construct a fiber optic communication system (which shall include the Indianapolis-Riverdale Spur described below) as set forth in Exhibit B attached hereto (the "WorldCom System").

                  C. The IXC System and the WorldCom System are each referred to as a "System." The Ft. Worth Spur and the Indianapolis-Riverdale Spur are each referred to as a "Spur."

                  D. IXC desires to grant WorldCom an indefeasible right to use (an "IRU") certain fibers in the IXC System, and WorldCom desires to grant to IXC of an IRU certain fibers in the WorldCom System, all upon the terms and conditions set forth below.

                               TERMS OF AGREEMENT

                  Accordingly, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.        CONSTRUCTION

                  A. To the extent not constructed as of the date hereof, IXC shall design, engineer, install and construct the IXC System. To the extent not constructed as of the date hereof, WorldCom shall design, engineer, install and construct the WorldCom System. IXC warrants and represents that the IXC System, and WorldCom warrants and represents that the WorldCom System, shall be designed, engineered, installed and constructed (i) in compliance with any and all applicable building, construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations; and (ii) to perform in accordance with the specifications set forth in Exhibits C-1, C-2, C-3, C-4, C-5, and C-6.
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                  B. The Constructing Party (as defined below) shall perform complete detailed engineering and design including development of system performance criteria and preparation of construction drawings, bills of materials, materials specifications and materials requisitions. The Constructing Party shall also complete specifications covering the construction and testing of its System.

                  C. The Constructing Party shall perform all necessary surveying and mapping including, without limitation:

                       1. Performing a complete locations survey of the System route, including staking and marking of the route, in accordance with standard telecommunication engineering practices.

                       2. Preparing field alignment maps showing route of System and property ownership, terrain description, materials and other System information.

                       3. Surveying and staking the location of sites for regeneration stations (for purposes of this Agreement, no distinction is made between regenerator sites, regenerator stations and line amplifier sites) and other facilities.

                       4. Preparing railroad, highway and water crossing permit drawings.

                       5. Conducting and evaluating as-built surveys of installations and revising records and drawings accordingly.

                  D. The Constructing Party shall perform all necessary actions regarding acquisition of land and easements, including, without limitation:

                       1. Performing limited title searches to ascertain the validity of title in present landowners along the route of the System.

                       2. Acquiring easements, rights-of-way and fee interests, all of which shall be recorded in the Office of the Recorder of Deeds of the appropriate county or in such other offices as may be appropriate, securing permits for highway, railroad and waterway crossings as well as securing any and all other permits necessary and requisite to the construction of the System.

                  E. The Constructing Party shall procure all materials to be incorporated in and to become a permanent part of the System.

                  F. The Constructing Party shall perform supervisory and inspection services, including, without limitation:

                       1. Performing construction inspection prior to completion of its System to assure that all construction shall be in accordance with the specifications, drawings, easement provisions, provisions of the contract, applicable codes, and in accordance with standard

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practices prevailing in the telecommunications industry. The Nonconstructing
Party (as defined below) shall have the right, but not the obligation, to inspect all right of way documents, installation, splicing and testing of the System.

                       2. Preparing bi-monthly engineering progress reports and weekly construction progress reports.

ARTICLE II.  ACQUISITION OF IRU'S

                  A. IXC shall grant to WorldCom an IRU (the "WorldCom IRU") in twenty four (24) fibers, plus any Additional Fibers (as defined in paragraph B of this Article), (collectively, the "WorldCom Fibers") in the IXC System for the Term defined below and WorldCom shall grant to IXC an IRU (the "IXC IRU") in twenty four (24) fibers, plus any Additional Fibers (as defined in paragraph B of this Article) (collectively, the "IXC Fibers") in the WorldCom System for the Term, all subject to the terms and conditions herein. Such IRUs shall be granted to each party on the Final Acceptance Date (as defined below).

                  B. WorldCom shall have the right to require IXC to add additional fibers ("Additional Fibers") to the Cable in the IXC System provided that the request is made on or before the last date (the "Additional Fiber Order Date") which is sufficiently in advance of cable delivery dates that the fiber can be added without delaying the required cable delivery date. IXC shall give WorldCom at least seven days written notice of the Additional Fiber Date. WorldCom shall pay any incremental cost associated with the inclusion of the Additional Fibers upon completion of installation of the cable and shall be granted an IRU by IXC on the Final Acceptance Date in such Additional Fibers during the term of this Agreement.

                  C. IXC shall have the right to require WorldCom to add Additional Fibers to the Cable in the WorldCom System provided that the request is made sufficiently in advance of the applicable Additional Fiber Order Date. WorldCom shall give IXC at least seven days written notice of the Additional Fiber Date. IXC shall pay any incremental cost associated with the inclusion of the Additional Fibers upon completion of installation of the Cable and shall be granted an IRU by WorldCom on the Final Acceptance Date in such Additional Fibers during the term of this Agreement.

                  D. Subject to the provisions herein, each of IXC and WorldCom shall be responsible for all costs to connect its System with the IXC Fibers and the WorldCom Fibers. When connection is made in an existing building, the connecting point will be at the fiber optic patch panel. Each party (the "Connecting Party") may, at its sole option and at any time during the Term, connect its System with the IXC Fibers and the WorldCom Fibers, as the case may be, at the Connecting Party's sole cost, at any other point (each a "Connecting Point") along the other party's System; provided, however, any connection requiring a Cable or a splice to be entered will be performed by the Constructing Party at the Connecting Party's sole expense. In order to schedule a connection of this type the Connecting Party shall coordinate the work at least 30 days in advance of the date the connection is requested to be completed. The Constructing Party will use its best effort to accommodate the request. Such work will be

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restricted to Planned System Work Period ("PSWP") weekends unless otherwise agreed to in writing for specific projects. The Connecting Party shall also be provided reasonable access by the other party to any Connecting Point during the term of this Agreement. No connection will be allowed that the Constructing Party, in its reasonable discretion, determines is likely to materially and adversely affect the System. Neither IXC nor WorldCom shall have any limitations on the types of electronics or technologies employed to utilize the IXC Fibers or WorldCom Fibers, respectively, subject to mutually agreeable safety procedures and so long as such electronics or technologies do not interfere with the use of the remaining fibers or present a risk of damage to the fibers in the WorldCom System or the IXC System, respectively.

                  E. The Scheduled Completion Date for completion of all construction, installation and Fiber Acceptance Testing of each System shall be October 1, 1996. Each party shall use its commercially reasonable efforts to complete all construction and testing obligations by such date. In the event either party fails to complete its System by December 31, 1996 (the "Late Party"), the parties shall designate representatives to meet and review the status of the Late Party's System. The Late Party shall provide a plan and schedule to complete construction, installation and testing on or prior to April 1, 1997.

                  F. In the event one party completes its System (the "Completing Party") prior to the other party, the Late Party shall pay, whether or not it uses any fiber in the Completing Party's System, to the Completing Party IRU payments (each, a "Temporary IRU Payment") for a temporary IRU in 24 fibers, plus any Additional Fibers, in the Completing Party's System (the "Late Party IRU"). The Temporary IRU Payments shall be payable from the date (the "Payment Start Date") 30 days after the Completing Party's Acceptance Date until the Late Party's Acceptance Date; provided however, that if the Completing Party's Acceptance Date is on or before December 31, 1996, the Payment Start Date shall be February 1, 1997. The Temporary IRU Payment shall be $400,000 per month. During the period between the Payment Start Date and the Late Party's Acceptance Date, the Completing Party shall have the option, at its sole discretion, to receive a temporary IRU in any completed portions of the Late Party's System in 24 fibers, plus any Additional Fibers in such portions. The Completing Party's temporary IRU shall be in effect until the Late Party's Acceptance Date. The Late Party shall use its best efforts to make such portions of its System available to the Completing Party. In exchange for the Completing Party's temporary IRU, the Late Party's Temporary IRU Payment shall be reduced by multiplying it by a fraction whose numerator is the number of route miles in the portion of the Late Party's System to be used by the Completing Party under such temporary IRU and whose denominator is the total number of route miles to be in the Late Party's System (including Spurs).

                  G. In the event the Late Party does not have its Acceptance Date on or before July 1, 1997, the Completing Party shall have the option, at its sole discretion, to take over the design, engineering, installation and construction (including all the activities referred to in Article I) of the Late Party's System (excluding the Ft. Worth Spur or the Indianapolis-Riverside Spur, as applicable). The Late Party will cooperate fully with the Completing Party to finish the Late Party's System and shall directly pay when due for all reasonable, direct costs, expenses and expenditures (including, without limitation, capital expenditures and internal personnel and

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other internal and out-of-pocket costs of the Completing Party) associated with, or incurred in connection with, the completion of the Late Party's System.

                  H. In the event the Late Party fails to complete its Spur on or before July 1, 1997, such party shall provide the Completing Party at no cost with the exclusive use of 48 DS- 3's between the two end points of the incomplete Spur until the Spur is completed.

ARTICLE III.  INDIANAPOLIS - RIVERDALE  SPUR

                  WorldCom shall grant to IXC an IRU in 24 fibers (plus any Additional Fibers, as applicable) for the Term hereof (including any renewal terms) on its Indianapolis, Indiana to Riverdale, Illinois fiber optic cable (the "Indianapolis-Riverdale Spur"). WorldCom shall use commercially reasonable efforts to complete the Indianapolis-Riverdale Spur on or before December 31, 1996 and shall provide routine maintenance as described below on such Cable at no cost to IXC for the Term hereof. Failure to complete such Spur by such date shall not subject WorldCom to any claim for damages by IXC or to the payments specified in Article II. F. IXC shall pay WorldCom for such IRU an amount equal to one-half WorldCom's out-of-pocket costs for the construction of the Indianapolis-Riverdale Spur; provided, however, that IXC's portion of such costs shall not exceed $27,500 per route mile. In addition, IXC shall reimburse WorldCom for the cost of the Additional Fibers (over 24) included in the Indianapolis-Riverdale Spur at IXC's request.

ARTICLE IV.  FORT WORTH SPUR

                  IXC shall grant to WorldCom an IRU in 24 fibers (plus any Additional Fibers, as applicable) for the Term hereof (including any renewal terms) on its Fort Worth, Texas fiber optic cable (the "Fort Worth Spur"). IXC shall use commercially reasonable efforts to complete the Fort Worth Spur on or before December 1, 1996 and shall provide routine maintenance as described below on such Cable at no cost to WorldCom for the Term hereof. Failure to complete such Spur by such date shall not subject IXC to any claim for damages by WorldCom or to the payments specified in Article II. F. WorldCom shall pay IXC for such IRU an amount equal to half IXC's out-of-pocket cost for the construction of the Fort Worth Spur; provided however, that WorldCom's portion of such cost shall not exceed $35,000 per route mile. In addition, WorldCom shall reimburse IXC for the cost of the Additional fibers (over 24) included in the Fort Worth Spur at WorldCom's request.

ARTICLE V.  ACCEPTANCE AND TESTING OF WORLDCOM FIBERS

                  A. IXC shall test the WorldCom Fibers in accordance with the procedures specified in Exhibit C-3 (Fiber Cable Splicing, Testing and Acceptance Standards) ("Fiber Acceptance Testing") to verify that the WorldCom Fibers are operating in accordance with the specifications in Exhibit C-3. Fiber Acceptance Testing shall progress span by span along the System as cable splicing progresses, so that test results may be reviewed in a timely manner. WorldCom shall have the right, but not the obligation, to have a person or persons present to observe IXC's Fiber Acceptance Testing. Within fourteen (14) days of the conclusion of IXC's

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Fiber Acceptance Testing of the WorldCom Fibers, IXC shall provide WorldCom with a copy of the test results.

                  B. Upon the receipt by WorldCom from IXC of the initial test results referred to above or of the results of re-testing as set forth below, WorldCom shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Acceptance Testing of the WorldCom Fibers to verify that they are operating in accordance with specifications in Exhibit C-3. WorldCom shall commence its Fiber Acceptance Testing of the WorldCom Fibers within fourteen (14) days of receiving such results and complete such testing within 14 days thereafter. WorldCom shall provide IXC with seven (7) days notice prior to beginning WorldCom's Fiber Acceptance Testing. IXC shall have the right, but not the obligation, to have a person or persons present to observe WorldCom's Fiber Acceptance Testing. Within seven (7) days of the conclusion of WorldCom's Fiber Acceptance Testing of the WorldCom Fibers, WorldCom shall provide IXC with a copy of the test results.

                  C. In the event the results of the tests of the WorldCom Fibers show the WorldCom Fibers not to be operating within the parameters of the applicable specifications, WorldCom shall notify IXC in writing that some or all portions of the WorldCom Fibers are unacceptable. Thereupon, IXC shall expeditiously take such action as shall be reasonably necessary with respect to such portion of the WorldCom Fibers as do not operate within the parameters of the applicable specifications to bring the operating standards of such portion of the WorldCom Fibers within such parameters. After taking such actions and re-testing of the WorldCom Fibers, IXC shall provide WorldCom with a copy of the new test results and WorldCom shall again have the right to conduct its own Fiber Acceptance Testing as set forth above. The cycle described above of testing, taking corrective action and retesting shall take place as many times as necessary to ensure that the WorldCom Fibers do operate within the parameters of the applicable specifications.

                  D. WorldCom shall be deemed to have accepted the WorldCom Fibers unless it notifies IXC within seven (7) days of receipt of IXC's Fiber Acceptance Testing results that such results are unacceptable. If the test results of WorldCom's Fiber Acceptance Testing are within the parameters of the specifications in Exhibit C, WorldCom shall, within seven (7) days of receipt of the test results, provide IXC with a written notice accepting the WorldCom Fibers. The date of this notice or the date of deemed acceptance of the WorldCom Fibers (for all spans in the System), as the case may be, shall be the "IXC Acceptance Date."

ARTICLE VI.  ACCEPTANCE AND TESTING OF IXC FIBERS

                  A. WorldCom shall test the IXC Fibers in accordance with the Fiber Acceptance Testing to verify that they are operating in accordance with the specifications in Exhibit C-3. Fiber Acceptance Testing shall progress span by span along the system as cable splicing progresses, so that test results may be reviewed in a timely manner. IXC shall have the right, but not the obligation, to have a person or persons present to observe WorldCom's Fiber Acceptance Testing. Within fourteen (14) days of the conclusion of WorldCom's Fiber

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Acceptance Testing of the IXC Fibers, WorldCom shall provide IXC with a copy of the test results.

                  B. Upon the receipt by IXC from WorldCom of the initial test results referred to above or of the results of re-testing as set forth below, IXC shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Acceptance Testing of the IXC Fibers to verify that they are operating in accordance with the specifications in Exhibit C-3. IXC shall commence its Fiber Acceptance Testing of the IXC Fibers within fourteen (14) days of receiving such results and complete such testing within fourteen (14) days thereafter. IXC shall provide WorldCom with seven (7) days notice prior to beginning IXC's Fiber Acceptance Testing. WorldCom shall have the right, but not the obligation, to have a person or persons present to observe IXC's Fiber Acceptance Testing. Within seven (7) days of the conclusion of IXC's Fiber Acceptance Testing of the IXC Fibers, IXC shall provide WorldCom with a copy of the test results.

                  C. In the event the results of the tests of the IXC Fibers show the IXC Fibers not to be operating within the parameters of the applicable specifications, IXC shall notify WorldCom in writing that the results with respect to some or all portions of the IXC Fibers are unacceptable. Thereupon, WorldCom shall expeditiously take such action as shall be reasonably necessary with respect to such portion of the IXC Fibers as do not operate within the parameters of the specifications to bring the operating standards of such portion of the IXC Fibers within such parameters. After taking such actions and re-testing of the IXC Fibers, WorldCom shall provide IXC with a copy of the new test results and IXC shall again have the right to conduct its own Fiber Acceptance Testing as set forth above. The cycle described above of testing, taking corrective action and retesting shall take place as many times as necessary to ensure that the IXC Fibers do operate within the parameters of the applicable specifications.

                  D. IXC shall be deemed to have accepted the IXC Fibers unless it notifies WorldCom within seven (7) days of receipt of WorldCom's Fiber Acceptance Testing results that such results are unacceptable. If the test results of IXC Fiber Acceptance Testing are within the parameters of the specifications in Exhibit C, IXC shall, within seven (7) days of receipt of the test results, provide WorldCom with a written notice accepting the IXC Fibers. The date of this notice or the date of deemed acceptance of the IXC Fibers (for all spans in the System), as the case may be, shall be the "WorldCom Acceptance Date."

ARTICLE VII.  SYSTEM DOCUMENTATION

                  After the Final Acceptance Date and upon thirty (30) days request (subject to availability), each party shall provide the other party with documentation ("Deliverables") which shall consist of the following:

                       1. As-built drawings as set forth in Exhibit F as available for the IXC System or the WorldCom System, as the case may be.

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                       2. Technical specifications of the optical fiber cable
and associated splices, regenerators and other equipment placed in the IXC System or the WorldCom System, as the case may be.

                       3. Prior to actual turn-up of traffic on the applicable Systems each party shall provide equipment manuals for each site for all equipment to be maintained by the other party.

ARTICLE VIII.  CONSIDERATION

                  A. IXC shall provide to WorldCom the following:

                       1. The IRU in the WorldCom Fibers commencing upon the Final Acceptance Date.

                       2. Maintenance and repair as set forth herein.

                  B. WorldCom shall provide to IXC the following:

                       1. The IRU in the IXC Fibers commencing upon the Final Acceptance Date.

                       2. Maintenance and repair as set forth herein.

                  C. Beginning at the end of the first full calendar quarter after the Final Acceptance Date, each party shall pay the other a usage fee during the Term hereof in the annual sum of $2,000,000 payable in four equal installments at the end of each calendar quarter for the IRU rights obtained by such party hereunder.

ARTICLE IX.  TERM AND RENEWAL

                  A. The initial term of this Agreement shall begin on the date hereof and end twenty (20) years from July 1, 1997 ("Initial Term").

                  B. This Agreement, including the IRUs granted under this Agreement, may be renewed for two renewal terms of ten (10) years each (a "Renewal Term"). Either party may renew this Agreement at the end of the Initial Term or any Renewal Term by giving written

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notice to the other party during the period between March 31 and July 1 of the calendar year preceding the calendar year of the expiration of the Initial Term or the then effective Renewal Term. All terms and conditions of this Agreement shall be applicable to any Renewal Terms. The Initial Term and any Renewal Term exercised under this Agreement shall be collectively referred to as the "Term."

ARTICLE X.   OPERATION, MAINTENANCE AND REPAIR OF THE IXC SYSTEM

                  A. Upon completion of the IXC System and during the Term hereof, IXC shall be responsible, at its sole expense (including training), for the emergency and non-emergency maintenance and repair of the IXC System, the WorldCom Fibers, any common equipment, and any regenerator, line amplifier or add/drop MUX equipment of IXC or WorldCom located in a regenerator station or junction (or in a point-of-presence performing the same function as a regeneration station or junction) (collectively, a "Transmission Site") on the IXC System, all pursuant to the operations and specifications set forth on
Exhibit I so as to assure continuing conformity of the IXC System and the WorldCom Fibers with their respective specifications, including replacement of individual fibers and any maintenance as is reasonably necessary for the normal operation of the IXC System and the WorldCom Fibers. IXC, at WorldCom's sole expense and at IXC's then prevailing rates, shall perform maintenance and repair necessitated by WorldCom's negligence or willful misconduct or WorldCom's elective maintenance or repair requests. IXC shall not be responsible for maintenance or repair of any WorldCom equipment except as set forth above.

                  B. IXC may subcontract for maintenance and restoration services hereunder. Notwithstanding any other provisions of this Agreement, IXC shall require the subcontractor(s) to meet maintenance and repair standards for the IXC System which shall be at least as high as those standards utilized by IXC for the maintenance and repair of other portions of its communications systems. IXC shall be responsible for splicing of the cables in the IXC System so as to assure continuing conformity with their respective specifications, including, without limitation, conducting continual monitoring of the cable system containing the WorldCom Fibers in the IXC System, location of faults, splicing and splice testing associated with any restoration, and procurement of replacement cable used in restoration. IXC shall, at no charge to WorldCom, perform or cause its subcontractor(s) to perform routine inspections of the IXC System and routine right-of-way maintenance in accordance with its standard maintenance procedures, including, without limitation, any flights that may be made over the routes where the IXC System is located. The use of any such subcontractor shall not relieve IXC of any of its obligations hereunder. In the event IXC determines to subcontract over half of its maintenance and/or restoration work on its System, it shall give WorldCom the opportunity to perform such work if WorldCom agrees to match the best rates offered for such work by a third party.

                  C. WorldCom will perform all maintenance on WorldCom equipment not located in a Transmission Site, however, in the event IXC agrees to perform repair or maintenance with respect to such WorldCom equipment, WorldCom shall pay for all repair and maintenance of such equipment performed by IXC at IXC's rates then in effect. IXC shall, on

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or before March 1 of each year during the Term, provide WorldCom notice of IXC's rates for repair and maintenance for such calendar year. WorldCom reserves the right to perform maintenance on any of its own equipment wherever located.

                  D. IXC shall use its best efforts to respond to any interruption of service or a failure of the WorldCom Fibers to perform in accordance with the specifications in Exhibits C-1, C-3, C-4, C-5 and Exhibit I (in any event, an "Outage") as quickly as possible in accordance with the procedures set forth in Exhibit I. In the event the Outage is not cured within 24 hours, maintenance and repair services may be performed by WorldCom. In such event, WorldCom may access any part of the IXC System to perform such service. In the event WorldCom requires IXC personnel to unlock any IXC facility, IXC shall cooperate fully with WorldCom to allow WorldCom access. In those parts of the IXC System that WorldCom does not require IXC personnel to enter IXC facilities, WorldCom shall provide IXC with oral notification of those parts of the IXC System that were entered as soon as possible. WorldCom shall only use the preceding rights to enter the IXC System to the extent necessary for the emergency situation. IXC shall reimburse WorldCom its direct costs and out-of-pocket expenses of providing such maintenance services. WorldCom shall provide supporting documentation for such costs.

                  E. IXC shall use such care in performing repair and maintenance pursuant to this Agreement which equals or exceeds that which is normal and customary in the telecommunications industry.

ARTICLE XI.  OPERATION, MAINTENANCE AND REPAIR OF THE WORLDCOM SYSTEM

                  A. Upon completion of the WorldCom System and during the Term hereof, WorldCom shall be responsible, at its sole expense (including training), for the maintenance and repair of the WorldCom System, the IXC Fibers, any common equipment, and any regenerator, amplifier or add/drop MUX equipment of IXC or WorldCom equipment located in a Transmission Site on the WorldCom System, all pursuant to the operations specifications set forth on Exhibit I so as to assure continuing conformity of the WorldCom System and the IXC Fibers with their respective specifications, including replacement of individual fibers and any maintenance as WorldCom is reasonably necessary for the normal operation of the WorldCom System and the IXC Fibers. WorldCom, at IXC's sole expense and at WorldCom's then prevailing rates, shall perform maintenance and repair necessitated by IXC's negligence or willful misconduct or IXC's elective maintenance or repair requests. WorldCom shall not be responsible for any maintenance or repair of any IXC equipment except as set forth above.

                  B. WorldCom may subcontract for maintenance and restoration services hereunder. Notwithstanding any other provisions of this Agreement, WorldCom shall require the subcontractor(s) to meet maintenance and repair standards for the WorldCom System which shall be at least as high as those standards utilized by WorldCom for the maintenance and repair of other portions of its communications systems. WorldCom shall be responsible for splicing of the cables in the WorldCom System so as to assure continuing conformity with their

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respective specifications, including, without limitation, conducting continual monitoring of the cable system containing the IXC Fibers in the WorldCom System, location of faults, splicing and splice testing associated with any restoration, and procurement of replacement cable used in restoration. WorldCom shall, at no charge to IXC, perform or cause its subcontractor(s) to perform routine inspections of the WorldCom System and routine right-of-way maintenance in accordance with its standard maintenance procedures, including, without limitation, any flights that may be made over the routes where the WorldCom System is located. The use of any such subcontractor shall not relieve WorldCom of its obligations hereunder. In the event WorldCom determines to subcontract over half of its maintenance and/or restoration work on its System, it shall give IXC the opportunity to perform such work if IXC agrees to match the best rates offered for such work by a third party.

                  C. IXC will perform all maintenance on IXC equipment not located in a Transmission Site, however, in the event WorldCom agrees to perform repair or maintenance with respect to such IXC equipment, IXC shall pay for all repair and maintenance of such equipment performed by WorldCom at WorldCom's rates then in effect. WorldCom shall, on or before March 1 of each year during the Term, provide IXC notice of WorldCom's rates for repair and maintenance for such calendar year. IXC reserves the right to perform maintenance on any of its own equipment wherever located.

                  D. WorldCom shall use its best efforts to respond to any Outage on the IXC Fibers as quickly as possible in accordance with the procedures set forth in Exhibit I. In the event the Outage is not cured within 24 hours, maintenance and repair services may be performed by IXC. In such event, IXC may access any part of the WorldCom System to perform such service. In the event IXC requires WorldCom personnel to unlock any WorldCom facility, WorldCom shall cooperate fully with IXC to allow IXC access. In those parts of the WorldCom System that IXC does not require WorldCom personnel to enter WorldCom facilities, IXC shall provide WorldCom with oral notification of those parts of the WorldCom System that were entered as soon as possible. IXC shall only use the preceding rights to enter the WorldCom System to the extent necessary for the emergency situation. WorldCom shall reimburse IXC its direct costs and out-of-pocket expenses of providing such maintenance services. IXC shall provide supporting documentation for such costs.

                  E. WorldCom shall use such care in performing repair and maintenance pursuant to this Agreement which equals or exceeds that which is normal and customary in the telecommunications industry.

ARTICLE XII.  PERMITS; PHYSICAL PLANT AND REQUIRED RIGHTS

                  A. IXC shall obtain (and cause to remain effective through the Term of this Agreement) all rights, licenses, authorizations, rights-of-way and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights-of-way and other agreements necessary for the installation and use of the IXC System hereunder (all of which are referred to as "IXC Required Rights"). WorldCom shall have the right to review all documents reflecting the IXC Required Rights.

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                  WorldCom shall obtain (and cause to remain effective through the Term of this Agreement) all rights, licenses, authorizations, rights-of-way and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights-of-way and other agreements necessary for the installation and use of the WorldCom System hereunder (all of which are referred to as "WorldCom Required Rights"). IXC shall have the right to review all documents reflecting the WorldCom Required Rights.

                  B. If, for any reason, IXC is required to relocate any of the facilities used or required in providing the IXC System, IXC shall give WorldCom sixty (60) days prior notice of any such relocation, if possible. IXC shall relocate the IXC System at its sole expense (other than a relocation of the Ft. Worth Spur, the expenses of which will be borne equally by each party). If, for any reason, WorldCom is required to relocate any of the facilities used or required in providing the WorldCom System, WorldCom shall give IXC sixty (60) days prior notice of any such relocation, if possible. WorldCom shall relocate the WorldCom System at its sole expense (other than a relocation of the Indianapolis-Riverdale Spur, the expenses of which will be borne equally by each party).

ARTICLE XIII.     USE OF IXC SYSTEM AND WORLDCOM SYSTEM

                  A. Each of WorldCom and IXC warrants that its use of the IXC System and the WorldCom System, respectively, shall comply with all applicable government codes, ordinances, laws, rules, regulations and/or restrictions.

                  B. The IRUs to be granted to each party hereunder shall include, without limitation, the right to install additional equipment, or replace existing equipment at each Transmission Site on the other party's System. Each party shall provide the other party with sufficient air conditioned, separate access space for at least five standard equipment racks and at least 50 amps DC power in such Transmission Sites. Such Transmission Sites will meet or exceed the power and building requirements specified in Exhibits C-5 and C-6. All equipment installed at regenerator facilities shall be maintained in accordance with the terms set forth herein. In addition, each party will have the right, subject to availability, to space and power at the sites of the other party listed in Exhibit A or Exhibit B, as applicable, at such other party's then prevailing rates (which rates shall not be unreasonable).

                  C. Either party shall have the right to abandon its IRUs in the other party's System (in which event the right to the use thereof would revert to the other party), at which time the abandoning party shall have no further rights with respect to its IRU. Such abandonment shall not reduce or otherwise affect the abandoning party's obligations to continue to pay the usage fee pursuant to Article VIII. C. or any other obligations hereunder.

                  D. Each party may use its IRU for any lawful purpose. IXC agrees and acknowledges that it has no right to use the WorldCom Fibers during the term hereof and

WorldCom agrees and acknowledges that it has no right to use the IXC Fibers during the term hereof.

                  E. WorldCom and IXC shall promptly notify each other of any matters pertaining to any damage or impending damage to or loss of the WorldCom System or the IXC System, respectively, that are known to such party.

                  F. IXC shall respect WorldCom's right to its use of the WorldCom Fibers, and WorldCom shall respect IXC's right to its use of the IXC Fiber. Each party shall take all reasonable precautions against, and shall assume liability, subject to the terms herein, for, any damage caused by such party to the other's fibers within the Cable.

                  G. Neither party shall use their fibers in a way which interferes in any way with or adversely affects the use of the fibers of the other party.

                  H. WorldCom and IXC each agree to cooperate with and support the other in complying with any requirements applicable to the fiber by any governmental or regulatory agency or authority.

                  I. Subject to availability of space and power, either party shall be entitled to collocate in Locations of the other party at the then currently published rates. Each party shall install its own equipment in each Location and regeneration station. The Constructing Party shall deliver all power to the appropriate bays.

                  J. Except as otherwise explicitly set forth herein, neither party shall charge the other party any maintenance or right of way charges.

ARTICLE XIV.  INDEMNIFICATION

                  A. IXC hereby releases and agrees to indemnify, defend, protect and hold harmless WorldCom, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

                       1. Any injury, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of IXC, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement; and

                       2. Any claims, liabilities or damages arising out of any violation by IXC of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement.

                  B. WorldCom hereby releases and agrees to indemnify, defend, protect and hold harmless IXC, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

                       1. Any injury, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of WorldCom, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement; and

                       2. Any claims, liabilities or damages arising out of any violation by WorldCom or regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement.

                  C. The parties hereby expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring an arbitration proceeding pursuant to the terms of this Agreement against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

                  D. Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the WorldCom Fibers or the IXC Fibers, as the case may be; provided, however, that each party hereto shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.

ARTICLE XV.       INSURANCE

                  A. During the Term of this Agreement, each party shall obtain and maintain, and shall require any of its permitted subcontractors to obtain and maintain, the following insurance, naming the other party as an additional insured:

                       1. Not less than $5,000,000 combined single limit liability insurance for personal injury and property damage; and

                       2. Worker's Compensation Insurance in amounts required by applicable law.

                  B. Both parties expressly acknowledge that a party shall be deemed to be in compliance with the provisions of this Article if it maintains an approved self-insurance program providing for a retention of up to $1,000,000.

                  C. Unless otherwise agreed, WorldCom's insurance policies shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and IXC shall be expressly named as an additional insured on all of WorldCom's insurance policies providing the required coverage, or any portion thereof, described in this Article, and WorldCom shall provide IXC with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage. The insurance certificate shall indicate that the additional insured party shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

                  D. Unless otherwise agreed, IXC's insurance policies shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and WorldCom shall be expressly named as an additional insured on all of IXC's insurance policies providing the required coverage, or any portion thereof, described in this Article, and IXC shall provide WorldCom with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage. The insurance certificate shall indicate that the additional insured party shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

                  E. In the event either party fails to obtain the required insurance or to obtain the required certificates from any contractor and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage. Further, in the event of any such failure which continues after seven days written notice thereof by the other party, such other party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the party failing to obtain such insurance.

                  F. In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make good faith efforts to pursue such claim with its carrier.

                  G. WorldCom and IXC shall each obtain from the insurance companies providing the coverages required by this Agreement, the permission of such insurers to allow such party to waive all rights of subrogation and such party does hereby waive all rights of said insurance companies to subrogation against the other party, its parent corporation, affiliates, subsidiaries, assignees, officers, directors and employees or any other party entitled to indemnity under this Agreement.

ARTICLE XVI.      TAXES AND FRANCHISE, LICENSE AND PERMIT FEES

                  A. Each of IXC and WorldCom shall be responsible for and shall timely pay any and all (i) taxes and franchise, license and permit fees based on the physical location of the

IXC System or the WorldCom System, respectively, and/or the respective construction thereof in or on public roads, highways or rights-of-way; and (ii) right of way payments on the IXC System or the WorldCom System, respectively. Failure of either party to pay such taxes or payments which continues after seven days written notice thereof by the other party, shall authorize, but not obligate, the other party to make such payments and such other party will then have the right to be reimbursed for such payments by the party which failed to pay such taxes.

                  B. Each of IXC and WorldCom shall be responsible for any and all sales, use, income, gross receipts or other taxes assessed on the basis of revenues received by such party due to its use of the IXC Fiber or the WorldCom Fiber respectively.

                  C. Notwithstanding any provision herein to the contrary, WorldCom shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against WorldCom, including, but not limited to, any taxes or franchise, license or permit fees assessed on the basis of revenues received by WorldCom due to its use of the IXC System and/or based on the physical location of the IXC System and/or the construction thereof. In such event, WorldCom shall indemnify and hold IXC harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from WorldCom's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to WorldCom of such taxes or franchise, license or permit fees, WorldCom shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement attributable to WorldCom's use of the IXC System. In the event WorldCom has exhausted all its rights of appeal in protesting any imposition or assessment of any taxes or franchise, license or permit fees, as previously described herein and has failed to obtain the relief sought in such proceedings or appeals ("Finally Determined Taxes and Fees"), WorldCom and IXC may jointly agree, at a cost to be shared equally, or either WorldCom or IXC may at its sole option and cost, agree to relocate a portion of the fiber optic system so as to bypass the jurisdiction which had imposed or assessed such Finally Determined Taxes and Fees. If WorldCom and IXC, or either of them, do not determine to relocate the fiber optic system, WorldCom shall have the right to terminate its use of the WorldCom Fibers at its sole option without any effect on the IXC Fibers. Such termination shall be effective on the date specified by WorldCom in a notice of termination, which date shall be at least ninety (90) days after the notice. After such termination, WorldCom's IRU in the IXC System shall immediately terminate and all rights of WorldCom to use the IXC System or any part thereof, shall cease and IXC may thereafter disconnect, terminate or remove the WorldCom Fibers and the IXC System for any purpose without any liability or obligation to WorldCom.

                  D. Notwithstanding any provision herein to the contrary, IXC shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against IXC, including, but not limited to, any taxes or franchise, license or permit fees assessed on the basis of revenues received by IXC due to its use of the WorldCom System and/or based on the physical location of the WorldCom System and/or the construction thereof. In such event, IXC shall indemnify and hold WorldCom harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from IXC's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to IXC of such taxes or franchise, license or permit fees, IXC shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement attributable to IXC's use of the WorldCom System. In the event IXC has exhausted all its rights of appeal in protesting any imposition or assessment of any Finally Determined Taxes and Fees, IXC and WorldCom may jointly agree, at a cost to be shared equally, or either IXC or WorldCom may at its sole option and cost, agree to relocate a portion of the fiber optic system so as to bypass the jurisdiction which had imposed or assessed such Finally Determined Taxes and Fees. If IXC and WorldCom, or either of them, do not determine to relocate the fiber optic system, IXC shall have the right to terminate its use of the IXC Fibers at its sole option without any effect on the WorldCom Fibers. Such termination shall be effective on the date specified by IXC in a notice of termination, which date shall be at least ninety (90) days after the notice. After such termination, IXC's IRU in the WorldCom System shall immediately terminate and all rights of IXC to use the WorldCom System or any part thereof, shall cease and WorldCom may thereafter disconnect, terminate or remove the IXC Fibers and the WorldCom System for any purpose without any liability or obligation to IXC.

                  E. Without the prior consent of the other party, neither party shall enter into any agreement relating to any easement, right of way (or similar right) for its System which provides for payment for such easement, right of way or similar right based upon System usage, revenues or profitability.

ARTICLE XVII.     DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY

                  NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY FIBERS OR ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

                  Notwithstanding any provision of this Agreement to the contrary, in no event shall either party be liable to the other party for any special, incidental, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising out of, or in connection with, transmission interruptions or problems, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers, whether occasioned by any repair or maintenance performed by, or failed to be performed by, the first party or any other cause whatsoever, including, without limitation, breach of contract, breach of warranty, negligence, or strict liability.

ARTICLE XVIII.    NOTICE

                  A. Unless otherwise provided herein, all notices and communications concerning this Agreement shall be addressed to the other party as follows:

          If to IXC:              IXC Carrier, Inc.
                                  Attn:  Chief Financial Officer
                                  5000 Plaza on the Lake
                                  Suite 200
                                  Austin, TX  78746
                                  Facsimile No.:  (512) 328-0239


          with a copy to:         Michael P. Whalen, Esq.
                                  Riordan & McKinzie
                                  695 Town Center Drive
                                  Suite 1500
                                  Costa Mesa, CA  92626
                                  Facsimile No.:  (714) 549-3244

          If to WorldCom:         WorldCom, Inc.
                                  c/o WorldCom Network Services, Inc.
                                  d/b/a WilTel Network Services, Inc.
                                  Attn: Vice President, Network Planning
                                  One Williams Center
                                  Tulsa, Oklahoma  74172
                                  Facsimile No.:  (918) 590-5598

          and to:                 WorldCom Network Services, Inc.
                                  d/b/a WilTel Network Services, Inc.
                                  Attn:  Contract Administration
                                  One Williams Center
                                  Tulsa, Oklahoma  74172
                                  Facsimile No.:  (918) 590-3293

          and, if claiming
          an event of default,
          with a copy to:         Michael D. Cooke
                                  Hall, Estill, Hardwick, Gable, Golden & Nelson
                                  320 S. Boston Avenue
                                  Suite 400
                                  Tulsa, Oklahoma  74105
                                  Facsimile No.:  (918) 594-0505

or at such other address as may be designated in writing to the other party.

                  B. Unless otherwise provided herein, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or by facsimile, and shall be deemed served or delivered to the addressee or its office on the date of receipt acknowledgment or, if postal claim notices are given, on the date of its return marked

"unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make reasonable effort to contact and notify the other party by telephone.

ARTICLE XIX.      CONFIDENTIALITY

                  A. If the parties to this Agreement have entered into (or later enter into) a Confidentiality Agreement, the terms of such an agreement shall control and paragraph B of this Article shall not apply; however, if any such Confidentiality Agreement expires or is no longer effective at any time during the Term of this Agreement, paragraph B of this Article shall be in effect during those periods.

                  B. In the absence of a separate Confidentiality Agreement between the parties, if either party provides confidential information to the other in writing and identified as such, the receiving party shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information. Neither party shall be required to hold confidential any information which (i) becomes publicly available other than through the recipient; (ii) is required to be disclosed by a governmental or judicial order, rule or regulation; (iii) is independently developed by the disclosing party; or (iv) becomes available to the disclosing party without restriction from a third party. These obligations shall survive expiration or termination of this Agreement.

                  C. Notwithstanding paragraph A and B of this Article, confidential information shall not include information disclosed by the receiving party as required by applicable law or regulation, provided, however, that the information disclosed is limited to the existence and general nature of the relationship between the parties, including, as required, the scope, approximate revenues, purposes and expectations related to such relationship and a description of any disputes relating thereto. Notwithstanding the foregoing, this Agreement may be provided to any governmental agency or court of competent jurisdiction to the extent required by applicable law.

ARTICLE XX.       DEFAULT

                  A. WorldCom shall not be in default under this Agreement herein unless and until IXC shall have given WorldCom written notice of such default and WorldCom shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such default cannot reasonably be cured within such thirty (30) day period, if WorldCom shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for such period of time as may be necessary to complete such curing. Events of default shall include, but not be limited to, the making by WorldCom of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against WorldCom which is not dismissed within ninety (90) days thereafter, or the filing by WorldCom of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief.

Any event of default by WorldCom may be waived under the terms of this Agreement at IXC's option. Upon the failure by WorldCom to timely cure any such default after notice thereof from IXC, IXC may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, and (ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if WorldCom certifies to IXC in writing that a default has been cured, such default shall be deemed to be cured unless IXC otherwise notifies WorldCom in writing within fifteen (15) days of receipt of such notice from WorldCom.

                  B. IXC shall not be in default under this Agreement herein unless and until WorldCom shall have given IXC written notice of such default and IXC shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such default cannot reasonably be cured within such thirty (30) day period, if IXC shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for such period of time as may be necessary to complete such curing. Events of default shall include, but not be limited to, the making by IXC of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against IXC which is not dismissed within ninety (90) days thereafter, or the filing by IXC of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution, or similar relief. Any event of default by IXC may be waived under the terms of this Agreement at WorldCom's option. Upon the failure by IXC to timely cure any such default after notice thereof from WorldCom, WorldCom may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, and (ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if IXC certifies to WorldCom in writing that a default has been cured, such default shall be deemed to be cured unless WorldCom otherwise notifies IXC in writing within fifteen (15) days of receipt of such notice from IXC.

ARTICLE XXI.      TERMINATION

                  A. Upon the expiration of the Term of this Agreement, IXC's IRU in the WorldCom System shall immediately terminate and all rights of IXC to use the WorldCom System, or any part thereof, shall cease and WorldCom shall owe IXC no additional duties or consideration. IXC shall remove all electronics and equipment from any WorldCom facilities at its sole cost under WorldCom's supervision.

                  B. Upon the expiration of the Term of this Agreement, WorldCom's IRU in the IXC System shall immediately terminate and all rights of WorldCom to use the IXC System, or any part thereof, shall cease and IXC shall owe WorldCom no additional duties or consideration. WorldCom shall remove all electronics and equipment from any IXC facilities at its sole cost under IXC's supervision.

                  C. Notwithstanding the foregoing, no termination of this Agreement shall affect the rights or obligations of any party hereto with respect to any payment hereunder for services rendered prior to the date of termination or pursuant to Article XIV,
Article XV and Article XVI herein.

ARTICLE XXII.     FORCE MAJEURE

                  Neither party shall be in default under this Agreement with respect to any delay in such party's performance caused by any of the following conditions (but only if the duration of the condition is at least 30 consecutive days): act of God, fire, flood, material shortage or unavailability not resulting from the responsible party's failure to timely place orders therefor, lack of transportation, government codes, ordinances, laws, rules, regulations or restrictions (collectively, "Regulations") (but not to the extent the delay caused by such Regulations could be avoided by rerouting the Cable), war or civil disorder, or any other cause beyond the reasonable control of such party, provided that the party claiming relief under this Article shall promptly notify the other in writing of the existence of the event relied on and the cessation or termination of said event. The party claiming relief under this Article shall exercise reasonable efforts to minimize the time for any such delay.

ARTICLE XXIII.    ARBITRATION

                  A. Any dispute or disagreement arising between IXC and WorldCom in connection with this Agreement which is not settled to the mutual satisfaction of IXC and WorldCom within thirty (30) days from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within fifteen (15) days, each party shall select an arbitrator and the two (2) arbitrators shall select a third arbitrator. The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides.

                  B. The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

ARTICLE XXIV.     WAIVER

                  The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

ARTICLE XXV.      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without reference to its choice of law principles.

ARTICLE XXVI.     RULES OF CONSTRUCTION

                  A. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

                  B. Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                  C. Except as set forth to the contrary herein, any right or remedy of WorldCom or IXC shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

                  D. Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

                  E. This Agreement has been fully negotiated between and jointly drafted by the parties.

                  F. In the event of a conflict between the parties of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibits shall be corrected accordingly.

                  G. All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Article the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

ARTICLE XXVII.    ASSIGNMENT

                  A. Except as provided below, IXC shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party (except to its corporate parent or to majority or wholly owned subsidiaries of IXC or its parent) without the prior written consent of WorldCom, which will not be unreasonably withheld or delayed; provided, however, that IXC may sell, lease or otherwise transfer all or a portion of its rights in any of the IXC Fibers without WorldCom's consent. IXC shall have the right, without WorldCom's consent, to assign or otherwise transfer this Agreement as collateral to any lender or to any parent, subsidiary or affiliate of IXC or to any person, firm or corporation which shall control, be under the control of or be under common control with IXC, or any corporation into which IXC may be merged or consolidated or which purchases all or substantially all of the assets of IXC; provided, however, that any such assignment or transfer shall be subject to WorldCom's rights under this Agreement and any assignee or transferee shall continue to perform IXC's obligations to WorldCom under the terms and conditions of this Agreement. In the event of any permitted partial assignment of any rights hereunder or in any Fibers, IXC shall remain the sole point of contact with WorldCom.

                  B. Except as provided below, WorldCom shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party (except to its corporate parent or majority or wholly owned subsidiaries) without the prior written consent of IXC, which will not be unreasonably withheld or delayed; provided, however, that WorldCom may sell, lease or otherwise transfer its rights in any of the WorldCom Fibers without IXC's consent. WorldCom shall have the right, without IXC's consent, to assign or otherwise transfer this Agreement as collateral to any institutional lender or to any parent, subsidiary or affiliate of WorldCom or to any person, firm or corporation which shall control, be under the control of or be under common control with WorldCom, or any corporation into which WorldCom may be merged or consolidated or which purchases all or substantially all of the assets of WorldCom; provided, however, that (i) any such assignment or transfer shall be subject to IXC's rights under this Agreement and any assignee or transferee shall continue to perform WorldCom's obligations to IXC under the terms and conditions of this Agreement and (ii) WorldCom shall not sell or otherwise transfer a controlling interest in such assignee or transferee without the written consent of IXC. In the event of any permitted partial assignment of any rights hereunder or in any Fibers, WorldCom shall remain the sole point of contact with IXC.

                  C. This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

ARTICLE XXVIII.   REPRESENTATIONS AND WARRANTIES

                  A. Each party represents and warrants that:

                       1. It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

                       2. It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

                       3. This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and

                       4. Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

ARTICLE XXIX.     ENTIRE AGREEMENT; AMENDMENT

                  This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

ARTICLE XXX.      NO PERSONAL LIABILITY.

                  Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.

ARTICLE XXXI.     CONFLICTS OF INTEREST

                  Neither party shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither party shall pay any commission, fees or rebates to any employee of the other party, or favor any employee of such other party with gifts or entertainment of significant cost or value. If either party has reasonable cause to believe that one of the provisions in this Article has been violated, it, or its representative, may audit the books and records of the other party for the sole purpose of establishing compliance with such provisions.

ARTICLE XXXII.    RELATIONSHIP OF THE PARTIES

                  The relationship between WorldCom and IXC shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including but not limited to federal income tax purposes. WorldCom and IXC, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

ARTICLE XXXIII.   LATE PAYMENTS

                  In the event a party shall fail to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at a rate equal to eighteen percent (18%) per annum or, if lower, the highest percentage allowed by law.

ARTICLE XXXIV.    SEVERABILITY

                  If any term, covenant or condition contained herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE XXXV.     COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

ARTICLE XXXVI.    CERTAIN DEFINITIONS

                  The following terms shall have the stated definitions in this Agreement.

                  A. "CABLE" means the fiber optic cable and the fibers contained therein, and associated splicing connections, splice boxes and vaults, and conduit, to be installed by IXC or WorldCom, as the case may be.

                  B. "CONSTRUCTING PARTY" means IXC with respect to the IXC System and WorldCom with respect to the WorldCom System.

                  C. "COSTS" means actual and related costs accumulated in accordance with the established accounting procedure used by WorldCom or IXC, as the case may be, which it utilizes in billing third parties for reimbursable projects which costs include, without limitation, the following: (1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of (x) the percentage IXC or WorldCom, as applicable, allocates to its internal projects or (y) one hundred and thirty percent (130%), and (2) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

                  D. "FINAL ACCEPTANCE DATE" means the later to occur of the IXC Acceptance Date and the WorldCom Acceptance Date.

                  E. "INDEFEASIBLE RIGHT OF USE" or "IRU" is an unrestricted right to use the WorldCom Fibers or the IXC Fibers, as applicable, as granted in
Article II, provided, however, that granting of such IRU does not convey ownership of the fibers.

                  F. "NONCONSTRUCTING PARTY" means IXC with respect to the WorldCom System and WorldCom with respect to the IXC System.

                  G. "SCHEDULED COMPLETION DATE" for the completion of the installation of the IXC System and the WorldCom System shall mean October 1, 1996.

ARTICLE XXXVII.   WARRANTY

                  In the event any maintenance or repairs to the WorldCom System or the IXC System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, WorldCom or IXC, as applicable, shall pursue any remedies it may have against such manufacturers, contractors or vendors, and the System owner shall reimburse the IRU owner's costs for any maintenance that the IRU owner has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor has paid such costs.

                  In confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

                                               "WorldCom"
                                               WORLDCOM, INC.,
                                               a Georgia corporation


                                               By:
                                                  -----------------------------
                                                   Name:
                                                         ----------------------
                                                   Title:
                                                         ----------------------

                                               "IXC"
                                               IXC CARRIER, INC.,
                                               a Nevada corporation


                                               By: /s/ Ralph J. Swett
                                                  -----------------------------
                                                   Name: Ralph J. Swett
                                                         ----------------------
                                                   Title: President
                                                         ----------------------

                                    EXHIBIT A


                         PROPOSED IXC FIBER OPTIC SYSTEM



Basic Route Description:   Dallas, Texas to Phoenix, Arizona
                           with access to Ft. Worth, Abilene,
                           Midland and El Paso, Texas and
                           Tucson and Phoenix, Arizona.

General Construction:      The cable will be installed in a
                           conduit system that is buried 42"
                           below grade along the Interstate
                           and State highway right-of-ways
                           systems and optical ground wire on
                           electric power transmission towers
                           (possibly some pipeline).

West System

1.                New Phoenix Junction      This site is not
                                            presently
                                            determined but
                                            will be located
                                            West of Phoenix

                  Phoenix POP
                  Phelps-Dodge Tower, Suite 1702
                  2600 N. Central

2.                Existing Tucson Junction
                  9521 South Wilmont Road

                  Tucson POP                Subject to relocation
                  Arizona Bank Building
                  33 N. Stone, Suite 1610

3.                New El Paso Junction      This site is not
                                            presently
                                            determined but
                                            will most likely
                                            be located near
                                            I-10 & 375

                  El Paso POP
                  El Paso National Bank Building
                  201 E. Main, Suite 1702

4.                Existing Midland Junction
                  2719 Midkiff Road

                  Midland POP               Subject to relocation
                  KMID-TV Studio
                  La Force Boulevard & Air Terminal

5.                New Abilene Junction      This site will be
                                            located on I-20
                                            NE side of the
                                            city

                  Abilene POP
                  United Center
                  1049 N. 3rd, Suite 500

6.                New DFW Junction             This has not
                                               been selected;
                                               most likely near
                                               intersection I-20
                                               & St. 360

7.                Dallas Electra POP
                  2223 North Houston Street

8.                Ft. Worth POP
                  2101 Joel East Road


East System

9.                Springfield, MO
                  No Junction or POP

10.               St. Louis POP
                  900 Walnut
                  New POP

11.               Existing Indianapolis POP
                  Merchants Bank Bldg.
                  11 S. Meridian, Suite 1798/1799

12.               Existing Cincinnati POP
                  Carew Tower
                  441 Vine Street

13.               Existing Dayton POP
                  National Bank Bldg.
                  130 W. 2nd

14.               Existing Columbus Junction
                  13375 National Rd. S.W.
                  Reynoldsburg, OH

                  Columbus POP
                  Borden Bldg.
                  180 E. Broad St.

15.               Existing Akron POP
                  1 Cascade Plaza, Suite 1950
                  Main & Bowery

                                    EXHIBIT B


                      PROPOSED WORLDCOM FIBER OPTIC SYSTEM

Basic Route Description:   Anderson, Missouri to Akron, Ohio with access to
                           Springfield, Missouri; St. Louis, Missouri;
                           Indianapolis, Indiana; Cincinnati, Ohio; Dayton,
                           Ohio; Columbus, Ohio; and Riverdale, Illinois.

General Construction:      The cable will be installed in existing pipeline
                           along a portion of the route. In other locations the cable may be directly buried, in conduit or aerial as the situation requires.

                              FACILITY DESCRIPTIONS

ANDERSON JUNCTION,

                  Location:         This facility will be located in the
                                    vicinity of Anderson, Missouri, where the existing WorldCom cable exits to the PD-10 pipeline.

SPRINGFIELD ADM SITE,

                  Location:         This facility will be along the pipeline
                                    route in southern Springfield, Missouri.

ST. LOUIS POP,

                  Location:         This is the existing WorldCom POP in St.
                                    Louis, located at 900 Walnut Street.

INDIANAPOLIS POP,

                  Location:         This is the existing WorldCom POP in
                                    Indianapolis located at 730 West Henry
                                    Street.

CINCINNATI POP,

                  Location:         The location of this facility has not been
                                    determined.

DAYTON POP,

                  Location:         The location of this facility has not been
                                    determined.

COLUMBUS POP,

                  Location:         The location of this facility has not been
                                    determined.

AKRON POP,

                  Location:         This is the existing WorldCom POP in Akron,
                                    located at 120 Ravine Street.

                                   EXHIBIT C-1

                    OUTSIDE PLANT BURIED CABLE SPECIFICATIONS
                                     SUMMARY

1.                GENERAL

                  The intent of this document is to outline the specifications for construction of a fiber optic cable system. In all cases the standards contained in this document, or the standards of the federal, state, local or private agency having jurisdiction, whichever is stricter, shall be followed.

2.                MATERIAL

                  Steel or PVC conduit shall be minimum schedule 40 wall thickness.

                  Any exposed steel conduit, brackets or hardware (i.e. bridge attachments) shall be hot-dipped galvanized after fabrication.

                  All split steel shall be flanged.

                  Handholes shall have a minimum H-15 loading rating.

                  Manholes shall have a minimum H-20 loading rating.

                  Buried cable warning tape shall be a minimum of three inches (3") wide and display "Warning-Buried Fiber Optic Cable", company name, logo and emergency one call number repeated every twenty four inches (24").

                  Warning signs will display universal do not dig symbol, "Warning-Buried Fiber Optic Cable", company name and logo, local and emergency One Call "800" numbers.

3.                MINIMUM DEPTHS

                  Minimum cover required in the placement of conduit/cable shall be forty-two inches (42"), except in the following instances:

                                      C-1-1

                           The minimum cover in borrow ditches adjacent to roads, highways, railroads and interstates is forty-eight inches (48") below the clean out line or existing grade, whichever is greater.

                           The minimum cover across streams, river washes, and other waterways is sixty inches (60") below the clean out line or existing grade, whichever is greater.

                           At locations where fiber optic cable crosses other subsurface utilities or other structures, the fiber optic cable/conduit shall be installed to provide a minimum of twelve inches (12") of vertical clearance from the utility/obstacle. The fiber optic cable/conduit can be placed above the utility/obstacle, provided the minimum clearance and applicable minimum depth can be maintained; otherwise the fiber optic cable/conduit will be installed under the existing utility or other structure.

                           In rock, the cable/conduit shall be placed to provide a minimum of eighteen inches (18") below the surface of the solid rock, or provide a minimum of forty-two inches (42") of total cover, whichever requires the least rock excavation.

                           Where existing pipe is used, current depth is sufficient.

4.                BURIED CABLE WARNING TAPE

                  All cable/conduit will be installed with buried cable warning tape. The warning tape shall be laid a minimum of twelve inches (12") above the cable/conduit. The warning tape shall generally be placed at a depth of twenty-four inches (24") below grade and directly above the cable/conduit.

5.                CONDUIT CONSTRUCTION

                  Conduits may be placed by means of trenching, plowing, jack and bore, mini-directional bore or directional bore. Conduits will generally be placed on a level grade parallel to the surface, with only gradual changes in grade elevation.

                                      C-1-2

                  Steel conduit will be joined with threaded collars, Zap-Lok or welding. (Welding is the preferred method.)

                  All paved city, county, state, federal and interstate highways, and railroad crossings will be encased in steel conduit.

                  All longitudinal cable runs under paved streets will be placed in steel or concrete encased PVC conduit.

                  All cable placed in metro areas will be placed in steel or concrete encased PVC conduit.

                  Metro areas shall be defined as areas where either of the following conditions exist:

                           1) Developed and improved areas.

                           2) High growth areas.

                  All crossings of major streams, rivers, bays and navigable waterways will be placed in HDPE, PVC or steel conduit.

                  At all foreign utility/underground obstacle crossings, steel conduit will be placed and will extend at least five feet (5') beyond the outer limits of the obstacle in both directions.

                  All jack and bores will use steel conduit.

                  All directional or mini-directional bores will use HDPE or steel conduit.

                  Any cable placed in rock will be placed in HDPE, PVC or steel conduit.

                  Any cable placed in swamp or wetland areas will be placed in HDPE, PVC or steel conduit.

                  All conduits placed on bridges will be steel.

                  All conduits placed on bridges shall have an expansion joints placed at each structural (bridge) expansion joint or at least every one hundred fifty feet (150'), whichever is the shorter distance.

6.                INNERDUCT INSTALLATION

                  Innerduct(s) shall be installed in all steel conduits. No cable will be placed directly in any split/solid steel conduit without innerduct.

                                      C-1-3

                  Innerduct(s) shall extend beyond the end of all conduits a minimum of eighteen inches (18").

7.                CABLE INSTALLATION IN CONDUIT

                  The fiber optic cable shall be installed using a powered pulling winch and hydraulic powered assist pulling wheels. The maximum pulling force to be applied to the fiber optic cable shall be six hundred pounds (600 lbs.). Sufficient pulling assists will be available and used to insure the maximum pulling force is not exceeded at any point along the pull.

                  The cable shall be lubricated at the reel and all pulling assist locations.

                  A pulling swivel breakaway rated at six hundred (600 lbs.) shall be used at all times.

                  Splices will only be allowed at planned junctions and reel ends. The cable will not be cut and spliced for the contractor's convenience during the cable pulling operation.

                  All splices will be contained in a handhole or manhole.

                  A minimum of twenty meters (20 m) of slack cable will be left in all intermediate handholes and manholes.

                  A minimum of thirty meters (30 m) of slack cable will be left in all splice locations.

                  A minimum of fifty meters (50 m) of slack cable will be left in all facility locations, i.e., POP sites, switch sites, regens or CEVs.

8.                DIRECT BURIED CABLE INSTALLATION

                  Direct buried cable may be installed by plowing or trenching. Vibratory plows are not allowed.

                  Prior to any installation of direct buried cable by plowing, the cable running line will be pre-ripped to a depth four inches (4") below the required cable depth.

                  The equipment used in plowing must be capable of installing the cable at no tension and without inducing any sharp bends in the cable. The equipment must also be capable of installing the cable at a consistent running line over uneven terrain and surface obstacles (i.e., field drives, etc.).

                                      C-1-4

                  Plowcon will be split and installed around the cable where any type of rock is present in the soil.

9.                MANHOLES AND HANDHOLES

                  Manholes shall be placed in traveled surface streets, and shall have locking lids.

                  Handholes shall be placed in all other areas, and be installed with a minimum of eighteen inches (18") of soil covering lid.

10.               EMS MARKERS

                  EMS markers shall be placed directly above the lid of all buried handholes. EMS markers fabricated into the lids of handholes are acceptable.

11.               CABLE MARKERS (WARNING SIGNS)

                  Cable markers shall be installed at all changes in cable running line direction, splices, pull boxes, assist pulling locations, and at both sides of street, highway or railroad crossings. At no time shall any markers be spaced more than five hundred feet (500') apart in metro areas or within line of site exceeding one thousand feet (1,000') in non-metro areas. Markers shall be positioned so that they can be seen from the location of the cable and generally set facing perpendicular to the cable running line.

                  Splices and pull boxes shall be marked on the cable marker post.

12.               SAFETY AND ENVIRONMENTAL

                  All work will be done in strict accordance with federal, state, local and applicable private rules and laws regarding safety and environmental issues, including those set forth by OSHA and the EPA.

                                      C-1-5

                                   EXHIBIT C-2



                              FIBER SPECIFICATIONS



                                      C-2-1

                                   EXHIBIT C-3


             FIBER CABLE SPLICING, TESTING AND ACCEPTANCE STANDARDS


1. The Contractor will perform all tests as laid out in Paragraphs 2., 3., and 4. The tests should follow the requirements and meet the criteria as laid out in Paragraphs 5. and 6. The Contractor will use the test equipment and follow the testing standards as laid out in Paragraph 7. The Contractor will provide test data to the Company according to the standards as laid out in Paragraph 8.

2. The Contractor will perform two (2) stages of testing during the construction of a new fiber cable route. Initially, OTDR tests will be taken from one direction because both ends of the cable may not have connectors. As soon as fiber connectivity has been achieved to both regen sites, the Contractor will verify and record the continuity of all fibers. During this time, the Contractor will take and record power level readings on all fibers at both wavelengths in both directions. The Contractor will then begin bi-directional OTDR testing of all fibers. When requested in the following paragraphs, the Contractor will provide the Company with copies of the WTDR traces on diskette recorded according to the standards in Paragraph 8.


3. During the initial construction, it is only possible to measure the fiber from one direction. Because of this, splices will be qualified during initial construction by being measured with an OTDR from only one direction. The pigtails will also be qualified at this stage using an OTDR and a 1 km launch reel. All measurements at this stage in construction will be taken at 1550nm.

                 a. A 1km launch reel will be attached between the OTDR and the pigtail. The loss of the pigtail splice and connector will be measured and recorded. The Contractor will provide the Company with a copy of the OTDR trace of the pigtail stored on diskette.

                 b. As splice points are completed, OTDR measurements of the splice losses will be made and recorded. These measurements MUST BE MADE AFTER THE SPLICE HANDHOLE OR MANHOLE IS CLOSED in order to check for macro-bending problems.

                 c. When pigtails are attached to the opposite side of the cable, the pigtail test will be performed for that site.

                                      C-3-1

4. After the Contractor has provided end-to-end connectivity on the fibers, bi-directional end-to-end testing will be done. Continuity tests will be done to verify that no fibers have been "frogged" or crossed in any of the splice points. Loss measurements will be recorded using a laser source and a power meter. OTDR traces will be taken and splice loss measurements will be recorded. The Contractor will also store OTDR traces on diskette.

                 a. It is imperative to verify that all fibers have one-to-one continuity on the new cable. This should be done at the fiber level, not just the pigtail level. For each pigtail, a HE-NE laser will be used to verify fiber color and buffer tube color. Once the fiber color and buffer tube color have been recorded, a laser light source will be attached and a power meter reading will be taken at the far end. Then at the far end, a HE-NE laser should be used to verify the fiber color and the buffer tube color of the fiber receiving the light. Then power level readings should be taken in the opposite direction. The power measurements should be made at both 1310nm and 1550nm.

                  b. OTDR traces should be taken in both directions at both 1310nm and 1550nm. Loss measurements for each splice point should be measured and recorded in both directions. These loss values should then be averaged. The traces for all fibers should be recorded on diskette and provided to the Company.

5. The test requirements for the initial uni-directional testing are as follows (for all testing, it is critical that all test connections are clean during all testing procedures):

                  a.       The loss value of the pigtail connector and its
                           associated splice will not exceed   0.5 dB.  For
                           values greater than this, the splice will be broken and re-spliced until an acceptable loss value is achieved. If after 5 attempts, the Contractor is not able to produce a loss value less than 0.5 dB, the splice will be marked as Out-of-Spec (OOS) and will be initialed by the Company representative on the data sheet. The Company will then make a decision as to how to act upon this condition.


                                      C-3-2

                 b.        The objective for each splice is a loss of 0.0 dB.
                           Since this may not always be achievable, when measured in one direction with an OTDR, a loss of less than 0.15 dB will be acceptable. If after 3 attempts, the Contractor is not able to produce a loss value of less than 0.15 dB, then 0.3 dB will be acceptable. If after 2 additional attempts, a value of less than 0.3 dB is not achievable, then the splice will be marked as Out-of-Spec (OOS) and initialed by the Company representative on the data sheet. It should be noted that final acceptance of a splice is made based on bi-directional OTDR data. Since this data is not available until construction is complete, and a gauge for performance is needed during construction, the value of 0.15 dB will be satisfactory during this initial phase. If bi-directional OTDR data proves to be unacceptable, the Contractor will have to take measures to remedy the situation.


6. The test requirements for the final bi-directional testing are as follows (for all testing, it is critical that all test connections are clean during all testing procedures):

                 a. The continuity test should prove that there is a one-to-one correspondence of all fibers. Any "frogs" or fibers that cross in route will be remedied by the Contractor.

                 b. Bi-directional OTDR data will be the tool used to make final acceptance of the fibers. The average loss of each splice should not exceed 0.15 dB. Any splice points that exceed this value will be marked Out-of-Spec (OOS) and initialed by the Company representative on the data sheet. The Company will then make a decision as to how to act upon this condition.

7. The OTDR's that are acceptable for testing are the Laser Precision TD1000A, TD2000, or TD3000, or compatible. These must have a floppy disk drive for storing the trace files. Again, it should be noted that it is vital that during all tests (OTDR, power meter, etc.), that all connectors are clean. This can dramatically affect results if this is not resolved. The following settings should be used during the various tests:

                 For all OTDR'S, the following index of refraction settings should be used:

                                      C-3-3

                                               1310nm                 1550nm
                                               -----------------------------
                 for AT&T fiber                1.4659                 1.4666
                 for Corning SMF-21            1.4640                 1.4640
                 for Corning SMF-28            1.4700                 1.4700
                 for Sumitomo fiber            1.4670                 1.4670
                 for Corning SMF-LS            1.471                  1.470

                 TD1000A                       TD2000                 TD3000
                 -----------------------------------------------------------
Pigtail          4km Range               4km Range                    4km Range
                 30ns Pulse              Short Pulse                  50ns Pulse
                 lm Resolution                                        1m Resolution
                 Medium Averaging        Slow Scan                    Medium Averaging

                 1550nm                  1550nm                       1550nm
                 -----------------------------------------------------------
Uni-             64km Range              64km Range                   64km Range
Directional      480ns Pulse             Medium Pulse                 500ns Pulse
                 4m Resolution                                        4m Resolution
                 Medium Averaging        Slow Scan                    Medium Averaging

                 1550nm                  1550nm                       1550nm
                 -----------------------------------------------------------
Bi-Directional   64km Range              64km Range                   64km Range
                 960ns Pulse @1310       Long Pulse @1310             1us Pulse @1310
                 (for high loss use      Medium Pulse @1550           (for high loss use 2us)
                  1980ns)                4m Resolution                500ns Pulse @1550
                 480ns Pulse @1550        Medium Scan                 Medium Averaging
                 4m Resolution            1310/1550nm                 1310/1550nm
                 Medium Averaging
                 1310/1550nm

                 For spans which are longer than 64km between regens, a TD3000 will be required set at 128km range setting. Bi-directional data will only be required at 1550nm.

8. On the attached data sheets, all cable information must be filled in by the Contractor and verified by the Company representative. These three forms are to contain the following information:

             a. Form #RLA-1-101995 is used to verify fiber continuity from end-to-end. In addition, the power level readings taken with a laser source and power meter must be recorded for every fiber on this sheet. In the column marked fiber, the fiber color must be recorded. In the buffer column, the buffer tube or ribbon color must be recorded. The pigtail column is for recording the pigtail number which is attached to that particular fiber. On the opposite side of the page the corresponding values at the far end of the cable must be recorded. Each fiber between two sites should fill up both sides of

                                      C-3-4
                 the page, so that a total of 24 fibers will fit on each sheet. Additional sheets may be used if needed. The laser source power at both 1310nm and 1550nm must be recorded followed by the received power at the far end of the cable.

             b. Form #RLA-2-101995 is for recording the loss at each splice point during initial construction as well as the bi-directional test data taken as a final measurement on a cable installation. One sheet should be used for each fiber. The distance from Site A must be recorded for all splice points. Each attempt made on a particular splice point must be noted with the value measured by the OTDR in one direction. OOS splices will be initialed by the Company representative. For the bi-directional OTDR testing, distance from site A must be recorded for each splice point. The loss at each splice point must be recorded at both wave lengths in both directions on the spaces provided. The Contractor must then average these numbers to obtain the average splice loss at each splice point for the fiber. Again, OOS splices will be initialed by the Company representative.

             c. Form #RLA-3-10995 is used to record information about the fiber cable between the two sites. One sheet should be used for each pair of sites. Cable manufacturer, cable type (buffer/ribbon), glass type, cable reel number, number of fibers, and number of fibers per tube must be recorded for each section of cable between splice points. The distance from site A must be recorded for each splice point. The distance value may be written in at the same time the OTDR data is being accumulated.

             d. OTDR traces taken for bi-directional testing, and the OTDR traces of the pigtail launch splice must be recorded on floppy diskette. The 8 character file name plus 3 character file extension name should follow this example:

                 For bi-directional trace data, assume an OTDR reading is being taken from Los Angeles to Lemon.

                                      C-3-5

                                    1.      Look up the 4 letter alpha
                                            abbreviation for the site the
                                            OTDR is shooting from, i.e.
                                            Los Angeles = LSAN.
                                            Filename = LSAN
                                    2.      Look up the 4 letter alpha
                                            abbreviation for the site the
                                            OTDR is shooting to, i.e.
                                            Lemon = LMON.  Only use
                                            the first two in the file
                                            name.
                                            Filename = LSANLM
                                    3.      The next character indicates
                                            the cable number.  For sites
                                            where there is only one
                                            cable, this will be the
                                            number 1.  If there are
                                            multiple cables, then the
                                            second cable will be number
                                            2, etc.  Assuming there is
                                            only one cable between Los
                                            Angeles and Lemon, the file
                                            name is:
                                            Filename = LSANLM1
                                    4.      The next character indicates
                                            the wavelength the trace is
                                            being shot at.  If the trace is
                                            at 1310nm, this number will
                                            be a 3.  If the trace is at
                                            1550nm, this number will be
                                            a 5.  Assuming that the
                                            reading between Los
                                            Angeles and Lemon is being
                                            taken at 1310nm, the file
                                            name is:
                                            Filename = LSANLM13
                                    5.      The three digit file extension
                                            is used to indicate the fiber
                                            number that trace is being
                                            shot on.  Fiber number 1 is
                                            noted as 001.  Fiber number
                                            23 is noted as 023.
                                            Assuming that the trace is
                                            being taken on fiber number
                                            6, we now have a complete
                                            file name.
                                            Filename = LSANLM13.006

                                      C-3-6

                           For a trace being taken from Lemon to Los Angeles at 1550 on fiber 17, the filename would be:
                                            Filename = LMONLS15.017

                           For pigtail/launch trace data, assume an OTDR reading is being taken from Los Angeles.

                                    1.      Look up the 4 letter alpha
                                            abbreviation for the site the
                                            OTDR is shooting from, i.e.
                                            Los Angeles = LSAN.
                                            Filename = LSAN
                                    2.      The next three characters of
                                            the filename will be PIG, to
                                            indicate that this is a trace of
                                            the pigtail.
                                            Filename = LSANPIG
                                    3.      The next character indicates
                                            the cable number.  For sites
                                            where there is only one
                                            cable, this will be the
                                            number 1.  If there are
                                            multiple cables, then the
                                            second cable will be number
                                            2, etc.  Assuming there is
                                            only one cable between Los
                                            Angeles and Lemon, the file
                                            name is:
                                            Filename = LSANPIG1
                                    4.      The three digit file extension
                                            is used to indicate the fiber
                                            number that trace is being
                                            shot on.  Fiber number 1 is
                                            noted as 001.  Fiber number
                                            23 is noted as 023.
                                            Assuming that the trace is
                                            being taken on fiber number
                                            6, we now have a complete
                                            file name.
                                            Filename = LSANPIG1.006

                           For a trace being taken from Lemon to Los Angeles on fiber 17, the filename would be:
                                            Filename = LMONPIG1.017

                                      C-3-7

                                   EXHIBIT C-4


                            SPAN DESIGN SPECIFICATION


- The parties agree to meet and resolve the details of this specification prior to final selection of site locations.

                                      C-4-1

                                   EXHIBIT C-5


                             SITE POWER REQUIREMENTS


- All regen/amplifier sites will have a minimum of 12 hours battery reserve.

+ All regen/amplifier sites will have a minimum of two strings of batteries.

+ All regen/amplifier sites not having access via a paved roadway will have an on-site generator capable of powering the total site for a minimum of 24 hours.

                                      C-5-1

                                   EXHIBIT C-6


                 MINIMUM REGEN/AMPLIFIER BUILDING SPECIFICATIONS


+ Buildings shall be constructed of concrete and shall have steel doors.

+                Sites will be accessible with four wheel drive vehicles.

+                Sites will be fenced for security reasons.

+                Minimum building dimensions are 10'x20'.

+ Dual HVAC units will be installed. Each must be capable of carrying the cooling load independently.

+ Housekeeping alarms must be wired out in a fashion to allow both IXC and WorldComm access to the alarms.

                                      C-6-1

                                    EXHIBIT D


                                    NOT USED

                                    EXHIBIT E


                                    NOT USED

                                    EXHIBIT F


                        AS-BUILT DRAWINGS SPECIFICATIONS


As Built Alignment Sheets

             -- Survey information (either from existing data or new information) will be put on drawings.

             -- Drawings will contain cable information, splice locations, assist point locations with permanent structures, survey stations, landowner information, conduit information, regen locations, and optical distances to each regen from each splice location.

             -- Drawings will be updated with actual field data during and after construction.

             --  Metro areas scale shall not exceed 1" = 200'.

             --  Rural areas scale shall not exceed 1" = 500'.

             -- Cable information shall include manufacturer and type of fiber and manufacturer and style of cable.

Regen/Amplifier Sites

             --  Floor plans showing rack placement and assignment.

                                    EXHIBIT G


                                    NOT USED

                                    EXHIBIT H


                                    NOT USED

                             SPARE CARD TRANSMITTAL

------    TO:    WorldCom              -------         TO:                 IXC
          FROM:  EXC                                 FROM:            WorldCom


DATE:  ___________________________                 SENT VIA: ___________________
NAME:  ___________________________                 AIRBILL #: __________________

ADDRESS EQUIPMENT SENT TO: _______________________________________
                           _______________________________________
                           _______________________________________


CARD MANUFACTURER:  ____________________________________________________________
PART DESCRIPTION:   ____________________________________________________________
SERIAL NUMBER:      ____________________________________________________________
DESCRIBE FAILURE MODE: _________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                    EXHIBIT I


                            OPERATIONS SPECIFICATIONS


This operation specifications specifies terms and conditions for the maintenance and repair of the cable and the Fiber Facility. Defined terms used herein and not otherwise defined shall have the meaning set forth in the Fiber Exchange Agreement between IXC Carrier, Inc., and dated__________________. Service provider is defined as the party responsible for operating and maintaining the system. Service Recipient is defined as the party receiving benefit from the service provider.

1. GENERAL

a. Service Provider shall operate and maintain a Network Control Center ("NCC") staffed twenty-four (24) hours a day, seven (7) days a week, by trained and qualified personnel. Service provider shall maintain a toll-free telephone number to contact personnel at the NCC. Service provider's NCC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected through the NCC's remote surveillance equipment, by the Service Recipient, or otherwise.

b. Service Provider's maintenance employees shall be available for dispatch twenty-four (24) hours a day, seven (7) days a week. Service Provider shall use reasonable efforts to have its first maintenance employee at the site requiring an emergency maintenance activity within two (2) hours from the time of alarm identification by Service Provider's NCC or notification by the Service Recipient. Emergency maintenance is defined as any service affecting situations requiring an immediate response.

c. Service recipient shall utilize the attached Operations Escalation List, to report and seek immediate initial redress of exceptions noted in the performance of Service Provider in meeting maintenance service objectives.

d. In performing its services hereunder, Service Provider shall take workmanlike care to prevent impairment to the signal continuity and performance of the system. The precautions to be taken by Service Provider shall include notification to Service Recipient. In addition, Service Provider shall reasonably cooperate with Service Recipient in sharing information and analyzing the disturbances regarding the cable and/or Fiber Facility.

e. Service Provider shall use his best effort to notify Service Recipient ten
(10) days prior to the date of any planned non-emergency fiber activity. In the event that a Service Provider planned activity is canceled or delayed for whatever reason as previously notified, Service Provider shall notify Service Recipient at Service Provider's earliest opportunity and will comply with the provisions of the previous sentence to reschedule any delayed activity.

f. The Service Provider shall provide Service Recipient new or updated as-built drawings within one hundred eighty (180) days of completion for any cable relocations or other Engineering changes affecting the cable.

g. The Service Provider shall perform maintenance at the request of the Service Recipient on regen, terminal or amplifier equipment owned by the Service Recipient at regen sites.

h. Each party will maintain its own Pop equipment; that is, equipment located at a designated Pop location.

I. The Service Provider shall treat a failure of the protect channel with the same sense of urgency it would treat a failure of one of its own working systems and will respond per paragraph 1.b., above.

2. FACILITIES

a. Service Provider shall maintain the system in a manner which will permit the normal operation of the equipment associated with the system.

b. Service Provider shall perform appropriate Routine Maintenance on the Cable and Equipment in accordance with Service Provider's then current preventative maintenance procedures which shall not substantially deviate from industry practice and shall be responsible for correcting disfunctions.

c. At a minimum, Service Provider's NCC shall monitor the same Housekeeping alarms, and in a similar fashion, as it does for the rest of its network, including, intrusion, high/low temperature, fire or smoke, toxic/explosive gas (where applicable), DC and commercial AC power, and high water (where applicable). Upon receipt of an alarm, Service Provider shall take appropriate action and notify Service Recipient of a major service jeopardy situation.

d. Service Provider shall use reasonable efforts to provide within four (4) hours after a power outage at a regenerator site emergency generators with sufficient capability to restore one (1) unit of all redundant HVAC systems and a sufficient number of rectifiers to carry the site load and recharge batteries.

3. CABLE/FIBERS

a. Subject to the provisions of Paragraph 3.b., hereof, Service Provider shall maintain the Cable in good and operable condition and shall repair the Cable in a workmanlike manner pursuant to paragraph 3.d., hereof.

b. Service Provider shall patrol the route of the Cable on a reasonable, routine basis and shall perform all required cable locates. Service Provider shall have qualified representatives on site at anytime another company is crossing the cable or digging within five (5) feet of the cable.

c. Service Provider maintenance employees shall be responsible for correcting or repairing Cable discontinuity or damage, including, but not limited to, the emergency repair of the Cable. Service Provider shall use reasonable efforts to repair Cable traffic affecting discontinuity within four (4) hours after the Service Provider maintenance employee's arrival at the problem site. Service Provider shall maintain sufficient capability to teleconference with Service Recipient during an emergency repair in order to provide continuous communication. Within twenty-four (24) hours after completion of an emergency repair, Service Provider shall commence its planning for permanent repair, shall notify Service Recipient of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available PSWP weekend.

d. Service Provider shall comply with the Splicing Specifications as provided in Exhibit C-3. Service Provider shall provide to Service Recipient any modifications to these specifications for Service Recipient's approval, which shall not be unreasonably withheld.

e. Service Provider's representatives that are responsible for initial restorations of a cut cable shall carry on their vehicles the appropriate equipment to be usable to quickly put the cable back together using a temporary splice. The objective is to get the cable back in an operating condition in as little time as possible. Service Provider shall also maintain an inventory of spare cable at strategic locations to facilitate timely restoration.

4. SPARES

a. Service Recipient shall provide spare equipment and any other special equipment designated by the Service Recipient to the Service Provider to enable the Service Provider to correct problems with the Service Recipient's equipment. (This applies only to those sites where Service Recipient's equipment is maintained by the Service provider.)

b. Service Provider shall use reasonable care to keep spare equipment from being damaged by environmental conditions including electrostatic discharge and transportation. Both parties recognize that equipment is sometimes damaged during transportation or storage and is sometimes stolen. Each party agrees to be responsible for their own repair, replacement and return cost unless damage or loss is caused by the negligent or intentional acts of the other party or its contractors, agents, or employees.

c. Spare inventories will be maintained separately; however, the Service Provider may use spare equipment owned by the Service Recipient to restore his own service if it is not immediately required to restore Service Recipient's service. If this situation occurs, Service Provider shall notify the Service Recipient and shall use best effort to replace the borrowed equipment and return it to inventory within twenty-four (24) hours.

d. Procedure for Return and Replacement:
There are two (2) types of Critical Spares (C-Spares) that Service Provider is responsible for handling. The differentiation is due to ownership of the equipment. IXC owns the C-Spares for all IXC-owned equipment, and WorldCom owns the C-Spares for all WorldCom-owned equipment.

In order to track ownership on these expensive assets, each card must be clearly marked on the front with an IXC sticker, if it is owned by IXC, and a WorldCom sticker if it is owned by WorldCom. Each party will maintain a list of all C-Spares issued to the Service Provider along with serial numbers. This list will be updated as cards are placed into service and replaced from Service Recipient's stock.

Service Recipient will maintain a supply of spare cards so that any card used by Service Provider to correct a problem can be replaced within twenty-four (24) hours. The exact procedure for return and replacement of failed cards is as follows:

                  Service Provider will remove the suspect failed card from service and replace it with a C-Spare.

                  Service Provider will send the failed card to Service Recipient's supply office via a reputable overnight mail service. Service Provider's tech will note on the address label the serial number of the card being sent.

                  Upon notification that a spare card has been used, Service Recipient's supply office will update the C-Spare list to show which card was removed from service and which C-Spare was used.

                  The Service Recipient supply office, upon notification that a spare card has been used, will immediately send a replacement card to Service provider. The intent is to make sure that a working spare is back in the Service Provider's hands within twenty-four (24) hours of initial card failure.

                  All shipment of cards back and forth between the Service Recipient and the Service Provider will be accomplished by a transmittal in the form attached.

Service Provider will maintain a list showing all Service Recipient provided C-Spares. This list will be updated at the earliest possible time after a change in inventory has occurred.

5. PLANNED SERVICE WORK PERIOD (PSWP)

                  Non-emergency work which is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m., local time. Major system work such as fiber rolls and hot cuts will be scheduled for PSWP weekends. A calendar showing approved PSWP weekends will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high traffic holidays. Other work such as power work or work within fiber bays shall be scheduled to occur after 6:00 p.m. local time.

6. RESTORATION

a. When restoring a cut cable, the parties agree to work together to restore all traffic as quickly as possible. The Service Provider, immediately upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts. The Service Provider shall initially splice a buffer tube of his choice containing the Service Providers fibers. Once continuity is established allowing transmission systems to come back on line, the Service provider shall begin splicing a buffer tube chosen by the Service Recipient. This process will continue until all fibers in all buffer fibers are spliced and all traffic restored.

b. Emergency restorations splicing has as its goal to get service up as quickly as possible. This requires the use of some type of mechanical splice such as the "3M Fiber Lock" to complete the temporary restorations. Permanent restorations will take place as soon as possible after the temporary splice is complete.

c. If at any time it becomes apparent that the service outage is going to extend beyond 8 hours, the corresponding Vice Presidents of each company will work together to determine a plan to restore the cable.

                                    WORLDCOM
                           OPERATIONS ESCALATION LIST

                       WILTEL NETWORK CONTROL CENTER (NCC)
                                 1-800-446-2658
                                FAX 918-590-5660

                             1ST LEVEL OF ESCALATION

NCC LEAD TECHNICIANS                                               800-446-26258
********************************************************************************
                             2ND LEVEL OF ESCALATION

NCC MANAGER                                                         918-590-5245
                                                                    918-590-5221
********************************************************************************
                             3RD LEVEL OF ESCALATION

NCC DIRECTOR                                                        918-590-5555

********************************************************************************
                             4TH LEVEL OF ESCALATION
                       VICE PRESIDENT OF FIELD OPERATIONS

RICH ZWICKER                                                        918-590-5596

********************************************************************************
                             5TH LEVEL OF ESCALATION
                      VICE PRESIDENT OF NETWORK OPERATIONS

GARY SHAW                                                           918-590-5115

********************************************************************************

ALL AFTER HOUR ESCALATIONS OR NOTIFICATIONS WILL BE MADE THROUGH THE NCC AT 800-446- 2658.

********************************************************************************
                              OUTSIDE PLANT CONTACT
                                                                    918-588-5068

P.O. BOX 21348
TULSA, OKLAHOMA 74121

                                 ESCALATION LIST

CIRCUIT PROBLEMS FOR IXC CARRIER GROUP, INC., ELECTRA COMMUNICATIONS CORPORATION, I-LINK, INC. & ASSOCIATES, LIMITED PARTNERSHIP, SHOULD BE REPORTED TO THE FOLLOWING OFFICE:

                            IXC COMMUNICATIONS, INC.
                        5000 PLAZA ON THE LAKE, SUITE 200
                                AUSTIN, TX 78746
                                  (512)328-1112

         NETWORK CONTROL CENTER - 24 HOUR OPERATIONS- SEVEN DAYS A WEEK

                 (800)847-5705 OR (512)327-9738 OR (512)328-1112
                                (512)328-3933 FAX

               JIM PRESTRIDGE, SUPERVISOR, NETWORK CONTROL CENTER
                    (512)328-1112 OR (512)604-4822 D - PAGER
                               HOME (512)515-6535

                    GLEN MILLER, MANAGER, NETWORK OPERATIONS
                    (512)328-1112 OR (512)604-4821 D - PAGER
                               HOME (915)388-4518

                 CLIF STEED, VICE PRESIDENT, NETWORK OPERATIONS
                       (512)328-1112 OR HOME (512)346-4255

        KEN HINTHER, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
                       (512)328-1112 OR HOME (512)343-6894

                 R.J. SWETT, PRESIDENT AND CHAIRMAN OF THE BOARD
                       (512)328-1112 - CONTACT THROUGH NCC

CORNING                 Corning Incorporated            CORNING(R) Optical Fiber
                        Opto-Electronics Group
                        Corning, N.Y. 14831
                        Tel: (607) 974-4411             PRODUCT INFORMATION
                        Fax: (607) 974-7522

================================================================================

PI1050                                    CORNING(R) SMF-LS(TM) CPC6 SINGLE-MODE
Issued:  2/95                                   DISPERSION-SHIFTED OPTICAL FIBER
Supersedes:  None
ISO 9001 Registered

GENERAL

CORNING(R) SMF-LS(TM) SINGLE-MODE FIBER IS DESIGNED FOR USE IN BOTH SINGLE AND MULTIPLE CHANNEL SYSTEMS OPERATING IN THE 1550 nm WINDOW. THIS PRODUCT HAS BEEN DEVELOPED TO MEET EMERGING 1550 nm NETWORK DESIGN REQUIREMENTS, INCLUDING THE USE OF ERBIUM-DOPED FIBER AMPLIFIERS (EDFAS) AND MULTIPLE-CHANNEL "DENSE WDM" TECHNOLOGY. THE FIBER IS OPTIMIZED TO HANDLE MULTIPLE HIGH-BIT-RATE WAVELENGTH CHANNELS IN THE 1550 nm WINDOW OVER LONG SYSTEM LENGTHS. OTHER USES INCLUDE MEDIUM TO LONG-DISTANCE, SINGLE AND MULTI-CHANNEL 1550 nm SYSTEMS FOR INTEROFFICE AND LONG-DISTANCE APPLICATIONS.

SMF-LS FIBER IS OPTIMIZED FOR USE IN THE 1550 nm WAVELENGTH REGION. WITH LOW DISPERSION IN THIS OPERATING WINDOW, FIBER INFORMATION-CARRYING CAPACITY IS AT ITS HIGHEST. THE PATENTED SEGMENTED CORE DESIGN HAS ACHIEVED LOW DISPERSION, ATTENUATION, AND BEND LOSS AT THE 1550 nm OPERATING WAVELENGTH. IN ADDITION, NONLINEAR EFFECTS SUCH AS FOUR-WAVE MIXING, WHICH MIGHT OTHERWISE LIMIT MULTIPLE CHANNEL OPERATION AT 1550 nm, ARE SUPPRESSED BY ENSURING NON-ZERO DISPERSION ACROSS THE 1530-1560 nm OPERATING BAND.

CORNING FIBER IS PROTECTED FOR LONG-TERM PERFORMANCE AND RELIABILITY BY CPC6 COATING. CORNING'S ENHANCE DUAL ACRYLATE CPC6 COATING PROVIDES EXCELLENT FIBER PROTECTION AND IS EASY TO WORK WITH. CPC6 CAN BE MECHANICALLY STRIPPED AND HAS AN OUTSIDE DIAMETER OF 245 [mu]m. CPC6 IS OPTIMIZED FOR USE IN MANY SINGLE AND MULTI-FIBER CABLE DESIGNS.

SMF-LS FIBER IS MANUFACTURED USING THE OUTSIDE VAPOR DEPOSITION (OVD) PROCESS, WHICH PRODUCES A TOTALLY SYNTHETIC, ULTRA-PURE FIBER. AS A RESULT, CORNING SMF-LS FIBER HAS CONSISTENT GEOMETRIC PROPERTIES, HIGH STRENGTH AND LOW ATTENUATION. CORNING SMF-LS FIBER CAN BE COUNTED ON TO DELIVER EXCELLENT PERFORMANCE AND HIGH RELIABILITY, REEL AFTER REEL.

FEATURES & BENEFITS

-   DESIGNED FOR USE IN MULTI-CHANNEL HIGH-BIT-RATE APPLICATIONS.

- PATENTED SEGMENTED CORE DESIGN PROVIDES LOW ATTENUATION, DISPERSION, AND BEND LOSS AT 1550 nm.

-   OUTSTANDING GEOMETRICAL PROPERTIES FOR LOW SPLICE LOSS AND HIGH SPLICE
    YIELDS.

-   OVD MANUFACTURING RELIABILITY AND PRODUCT CONSISTENCY.

OPTICAL SPECIFICATIONS

-   ATTENUATION

Attenuation Cell:
  less than or equal to 0.25 dB/km at 1550 nm less than or equal to 0.50 dB/km at 1310 nm

Point Discontinuity:
  No point discontinuity greater than 0.10 dB at 1550 nm.

Attenuation at the Water Peak:
  The attenuation at 1383 +/- 3 nm shall not exceed 2.0 dB/km.

------------------------------------------------
           Attenuation vs. Wavelength
------------------------------------------------
    Range    Ref. [lambda]  Max Increase [alpha]   -    The attenuation in a given
    (nm)         (nm)            (dB/km)                wavelength range does not
------------------------------------------------        exceed the attenuation of the
1525 - 1575      1550             0.05                  reference wavelength ([lambda])
------------------------------------------------        by more than the value [alpha].

OPTICAL SPECIFICATIONS, (CONTINUED)

                                      C-2-2

------------------------------------------------------------------
                     Attenuation With Bending
------------------------------------------------------------------
   Mandrel     Number of   Wavelength            Induced             -   The induced attenuation due to
Diameter (nm)    Turns        (nm)           Attenuation (dB)            fiber wrapped around a mandrel of
------------------------------------------------------------------       a specified diameter.
      32           1          1550      less than or equal to 0.50
------------------------------------------------------------------
      75          100         1550      less than or equal to 0.05
------------------------------------------------------------------

- CABLE CUTOFF WAVELENGTH ([lambda]ccf)         -  MODE-FIELD DIAMETER
    [lambda]ccf less than or equal to 1260 nm      8.40+/-0.50 [mu]m AT 1550 NM

- DISPERSION*

    ZERO DISPERSION WAVELENGTH ([lambda]O): [lambda]O greater than or equal to 1560 nm

    ZERO DISPERSION SLOPE (S[omicron]): less than or equal to 0.092 psec/(nm2[period]km)

    TOTA DISPERSION:  less than or equal to 3.5 psec/(nm[period]km) OVER THE
      RANGE 1530 TO 1560 nm

    FIBER POLARIZATION MODE DISPERSION COEFFICIENT (PMD):
      less than or equal to 0.5

psec/                        [square root]km

*CHECK WITH CORNING REGARDING AVAILABILITY OF ALTERNATIVE CHROMATIC DISPERSION SPECIFICATIONS.

--------------------------------------------------------------------------------
                             Dispersion Calculation

--------------------------------------------------------------------------------
Dispersion = D ([lambda]) = S[omicron] ([lambda]-[lambda][omicron]) ps/(nm[period] km), for 1500 nm less than or equal to [lambda] less than or equal to 1600 nm [lambda] = Operating Wavelength
--------------------------------------------------------------------------------

ENVIRONMENTAL SPECIFICATIONS

-----------------------------------------------------------------
                                         Induced Attenuation         Operating Temperature Range
                                               (dB/km)               -60 degrees C to +85 degrees C
                                       --------------------------
  Environmental Test Condition                 1550 nm
-----------------------------------------------------------------
Temperature Dependence                 less than or equal to 0.05
-60 degrees C to +85 degrees C
-----------------------------------------------------------------
Temperature-Humidity Cycling           less than or equal to 0.05
-10 degrees C to +85 degrees C and
4% to 98% RH
-----------------------------------------------------------------
Water Immersion, 23 degrees C           less than or equal to 0.05
-----------------------------------------------------------------
Heat Aging, 85 degrees C                less than or equal to 0.05
-----------------------------------------------------------------

                                      C-2-2

DIMENSIONAL SPECIFICATIONS

STANDARD LENGTH (KM/REEL):  4.4 - 25.0'

*LONGER SPLICED LENGTHS AVAILABLE AT A PREMIUM.

GLASS GEOMETRY                                                             COATING GEOMETRY

    FIBER CURL:  GREATER THAN OR EQUAL TO 2.0 m RADIUS OF CURVATURE          COATING DIAMETER:  245+/-10 [mu]m

    CLADDING DIAMETER:  125.0+/-1.0 [mu]m                                       COATING-CLADDING CONCENTRICITY:  LESS THAN 12 [mu]m

    CORE-CLAD CONCENTRICITY:  LESS THAN OR EQUAL 1.0 [mu]m

    CLADDING NON-CIRCULARITY:  LESS THAN OR EQUAL 1.0%

                [       Min. Cladding Diameter    ]
Defined as:     [ 1-    ----------------------    ] x 100
                [       Max. Cladding Diameter    ]


MECHANICAL SPECIFICATIONS

PROOF TEST:

THE ENTIRE LENGTH OF FIBER IS SUBJECTED TO A TENSILE PROOF STRESS greater than or equal 100 KPSI (0.7 GN/m2)*.

*HIGHER PROOF TEST AVAILABLE AT A PREMIUM.

PERFORMANCE CHARACTERIZATIONS

CHARACTERIZED PARAMETERS ARE TYPICAL VALUES.

NUMERICAL APERTURE:                                 EFFECTIVE GROUP INDEX OF REFRACTION (neff):
  0.16                                                1.471 AT 1310 nm
  NA WAS MEASURED AT THE ONE PERCENT POWER ANGLE      1.470 AT 1550 nm
  OF A ONE-DIMENSIONAL FAR-FIELD SCAN AT 1550 nm.

MODE FIELD DIAMETER @ 1310 nm:                      FATIGUE RESISTANCE PARAMETER (nd):
  6.6 [mu]m                                              greater than or equal 20

NON-ZERO DISPERSION REGION:                         COATING STRIP FORCE:
  greater than 1530 nm                                DRY: 0.7 LBS. (3.2 N)
  less than 1560 nm                                   WET, 14 DAYS ROOM TEMPERATURE: 0.7 LBS. (3.2 N)

                                      C-2-2

                [REFRACTIVE INDEX PROFILE (TYPICAL FIBER) GRAPH]




    SPECTRAL ATTENUATION (TYPICAL FIBER)

                    nm             dB/km
             ---------------------------
a                  1310             0.38
b                  1380             0.60
c                  1550             0.20


--------------------------------------------------------------------------------
                              Ordering Information
--------------------------------------------------------------------------------
To order Corning(R) SMF-LS(TM) CPC6 optical fiber, contact your sales representative, or call the Telecommunications Products Division Sales Department at (607) 974-4270. Please specify the following parameters when ordering.

Fiber Type:   Corning(R) SMF-LS(TM) single-mode fiber

Coating:      CPC6 (245 [mu]m outside diameter)

Fiber Attenuation Cell: dB/km

Fiber Quantity:         kms

Other:        (Requested ship date, etc.)

--------------------------------------------------------------------------------


------------------------------------
              CORNING
------------------------------------
         CORNING INCORPORATED                    CORNING FIBER IS
         OPTO-ELECTRONICS GROUP                  MADE IN THE USA.
         CORNING, NY 14831 USA
         TEL: (607) 974-4270
         FAX: (607) 974-7648

                                      C-2-2

                                    EXHIBIT A

                         PROPOSED IXC FIBER OPTIC SYSTEM

Basic Route Description:   Dallas, Texas to Phoenix, Arizona with access to Ft.
                           Worth, Abilene, Midland and El Paso, Texas and Tucson and Phoenix, Arizona.

General Construction: The cable will be installed in a conduit system that is buried 42" below grade along the Interstate and State highway right-of-ways systems and optical ground wire on electric power transmission towers (possibly some pipeline).


                     [PROPOSED IXC FIBER OPTIC SYSTEM GRAPH]

                                    EXHIBIT B

                      PROPOSED WORLDCOM FIBER OPTIC SYSTEM

Basic Route Description:   Anderson, Missouri to Akron, Ohio with access to
                           Springfield, Missouri; St. Louis, Missouri;
                           Indianapolis, Indiana; Cincinnati, Ohio; Dayton,
                           Ohio; Columbus, Ohio; and Riverdale, Illinois.

General Construction:      The cable will be installed in existing pipeline
                           along a portion of the route. In other locations the cable may be directly buried, in conduit or aerial as the situation requires.

                 [PROPOSED WORLDCOM FIBER OPTIC SYSTEM OMITTED]